ARTICLES OF MERGER OF
                              TRUST LICENSING, INC.

         These Articles of Merger entered into as of this 23rd day of August 2004, by and between Trust Licensing, LLC., a Florida limited liability corporation ("Trust") and Trust Licensing, Inc., a Florida corporation (the "Surviving Corporation") (Trust and the Surviving Corporation are collectively the "Parties"). All capitalized terms not defined herein shall have the meaning set forth in the Agreement and Plan of Merger by and among New Mountaintop Corporation, the Surviving Corporation and Trust (the "Merger Agreement").

         WHEREAS the Surviving Corporation has authorized capital stock of 10,000 shares of common stock, par value $1.00 per share, of which 100 shares have been duly issued and are outstanding; and

 WHEREAS Trust has three members who hold 100% of the membership interests in Trust; and

         WHEREAS the board of directors of the Surviving Company and the manager of Trust, deem it advisable and generally to the advantage and welfare of the Parties and recommend to their respective shareholders and members that Trust merge with the Surviving Corporation under and pursuant to the provisions of Florida Business Corporation Act ("FBCA") and the Florida Limited Liability Company Act ("FLLCA"); and

         WHEREAS, the board of directors and shareholders of the Surviving Corporation and the manager and members of Trust have approved the terms and conditions of the merger;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Parties have agreed, and do hereby agree, that Trust shall merge into the Surviving Corporation upon the terms and conditions below stated.

         1. Adoption and Approval of Agreement. Pursuant to Sections 607.0702 and 607.0821, 607.1101 and 607.1103 of the FBCA, the directors of the Surviving Corporation by unanimous written consent on August 23, 2004 and the shareholder of the Surviving Corporation, by the unanimous written consent of the shareholders entitled to vote, approved the Merger Agreement on August 23, 2004. Pursuant to Sections 608.4231, 608.438 and 608.4381 of the FLLCA, the manager and the members of Trust by unanimous written consent on August 23, 2004 have adopted and approved the Merger Agreement.

         2. Agreement to Merge. The Parties hereby agree that Trust shall be merged with and into the Surviving Corporation.

         3. Effective Date. The merger of the undersigned corporations shall become effective upon the filing of the Articles of Merger with the Florida Secretary of State (the "Effective Date").

4. Name of Merged Corporation. The name of the Surviving Corporation shall remain Trust Licensing, Inc.

         5. Agreement. The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation located at 950 S. Pine Island Road, Suite A150-1094, Plantation, FL 33324.

         6. Manner and Basis for Conversion of Shares. The authorized capital and number of shares issued and outstanding of the Surviving Corporation shall not change. As set forth in the Merger Agreement, the membership interests of Trust shall convert into the right to receive 270,072,000 shares of common stock of the parent of the Surviving Corporation.

         7. Certifications of Board Approval. The undersigned manager of Trust hereby certifies that he adopted the Merger Agreement by unanimous written consent on August 23, 2004. The undersigned secretary of the Surviving Corporation hereby certifies that the board of directors of the Surviving Corporation adopted the Merger Agreement by unanimous written consent on August 23, 2004.

         8. Shareholder and Member Approvals. The undersigned manager of Trust hereby certifies that the sole member of Trust approved the Merger Agreement by unanimous written consent on August 23, 2004. The undersigned secretary of the Surviving Corporation hereby certifies that the sole shareholder of the Surviving Corporation approved the Merger Agreement by unanimous written consent on August 23, 2004.

         IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be executed by the persons named below pursuant to authority given by their respective boards of directors.

                 Trust Licensing, Inc., a Florida corporation

                 By:  _____________________________________
                         Mark Golden, President and Secretary


                  Trust Licensing, LLC, a Florida limited liability company


                  By:  _______________________________________
                            Jeffery Sass, Manager